For the six month period ended (a) 4/30/00
File number (c) 811-3981

                         SUB-ITEM 77 0
                            EXHIBITS

          Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
       United Parcel Service, Inc.

2.   Date of Purchase
       11/9/99

3.   Number of Securities Purchased
       85,700

4.   Dollar Amount of Purchase
       $4,285,000

5.   Price Per Unit
       $50.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Credit Suisse & Morgan Stanley

7.   Other Members of the Underwriting Syndicate

          A.G. Edwards & Sons, Inc.
          ABN AMRO Incorporated
          Banc of America Securities LLC
          BancBoston Robertson Stephens
          Bear, Stearns & Co., Inc.
          Blaylock & Partners, L.P.
          Charles Schwab & Co., Inc.
          Chatsworth Securities LLC
          Credit Suisse First Boston Corporation
          Deutsche Bank Securities Inc.
          Donaldson,    Lufkin    &     Jenrette
          Securities Corporation
          E* Offering Corp.
          Edward D. Jones & Co., L.P.
          First Union Securities, Inc.
          Goldman, Sachs & Co.
          Gruntal & Co., L.L.C.
          Guzman & Company
          ING Barings Furman Selz LLC
          Jackson Securities Incorporated
          J.C. Bradford & Co.
          J.J.B.Hilliard, W.L.Lyons, Inc.
          J.P. Morgan Securities Inc.
          Lazard Freres & Co. LLC
          Legg Mason Wood Walker, Incorporated
          Lehman Brother Inc.
          Melvin Securities, LLC
          Merrill Lynch, Pierce, Fenner &  Smith
          Incorporated
          Morgan Keegan & Company, Inc.
          Morgan Stanley & Co. Incorporated
          Muriel Siebert & Co., Inc.
          Nesbitt Burns Securities Inc.
          PaineWebber Incorporated
          Prudential Securities Incorporated
          Ramirez & Co., Inc.
          RBC Dominion Securities Inc.
          Salomon Smith Barney Inc.
          Sanford C. Bernstein & Co. Inc.
          Scott & Stringfellow, Inc.
          The Robinson-Humphrey Company, L.L.C.
          The Williams Capital Group, L.P.
          Tucker Anthony Incorporated
          Utendahl Capital Partners, L.P.
          Wachovia Securities, Inc.
          Warburg Dillion Read LLC




1.   Name of Issuer
       Agency.Com

2.   Date of Purchase
       12/8/99

3.   Number of Securities Purchased
       6400

4.   Dollar Amount of Purchase
       $166,400

5.   Price Per Unit
       $26.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
       Goldman Sachs & Co.

7.   Other Members of the Underwriting Syndicate

          Salomon Smith Barney Inc.
          Hambrecht & Quist LLC